Exhibit 99.1

IN THE DISTRICT COURT OF LANCASTER COUNTY, NEBRASKA

STATE OF NEBRASKA, EX REL. L. TIM WAGNER, DIRECTOR OF INSURANCE OF THE STATE OF NEBRASKA, Petitioner, v. AMERICAN GROWERS INSURANCE COMPANY, Respondent.	Case No. CI 05 714 ORDER OF LIQUIDATION, DECLARATION OF INSOLVENCY AND INJUNCTION

This matter came on for consideration on the petition of the Director of Insurance for the State of Nebraska, L. Tim Wagner (“Director”) pursuant to the Insurers Supervision, Rehabilitation and Liquidation Act (“Act”), Neb. Rev. Stat. § 44-4801 et seq. (Reissue 1998), for an Order of Liquidation and for such other further relief as appropriate with respect to American Growers Insurance Company (“AGIC”). Acceptance Insurance Companies, Inc., the sole shareholder of AGIC through an insurance holding company system, has waived the right to be heard on the Petition and consented to the Court entering an Order of Liquidation, Declaration of Insolvency and Injunction. The Court, following receipt of the Affidavits of L. Tim Wagner, Director of Insurance, and Stephen Heideman, Special Assistant to Rehabilitator, finds as follows:

1. American Growers Insurance Company is a Nebraska domiciled property and casualty insurance company organized under the laws of the State of Nebraska and authorized to do the business of insurance in Nebraska. Its principal place of business is 11128 John Galt Blvd., Suite 450, Omaha, NE 68137-6312.

2. The Court has jurisdiction over the subject matter and the parties.

3. On December 20, 2002, an Order of Rehabilitation was entered for AGIC in proceedings pending in the Court at Case CI 02-4637.

4. Further attempts to rehabilitate AGIC would substantially increase the risk of loss to insureds, creditors of AGIC or the public and would be futile; AGIC is insolvent as defined by Neb. Rev. Stat. § 44-4803(14) and is in such financial condition that the further transaction of business by AGIC would be hazardous to its insureds, creditors and the public.

5. Grounds exist under Neb. Rev. Stat. § 44-4817 for the Director to liquidate AGIC and for the entry of an Order of Liquidation, Declaration of Insolvency and Injunction pursuant to Neb. Rev. State. § 44-4817.

6. The immediate appointment of a Liquidator is necessary to protect the insureds and creditors of AGIC; it is in their best interest and in the best interests of the public that an Order of Liquidation, Declaration of Insolvency and Injunction be entered appointing the Director as Liquidator of AGIC pursuant to Neb. Rev. State. § 44-4818.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED that:

1. AGIC is insolvent as that term is defined by Neb. Rev. Stat. § 44-4803(14).

2. An Order of Liquidation, Declaration of Insolvency and Injunction is entered pursuant to Neb. Rev. Stat. § 44-4818 authorizing the liquidation of AGIC.

3. The Order of Rehabilitation entered on December 20, 2002 for AGIC is hereby terminated.

4. L. Tim Wagner, Director of Insurance, State of Nebraska, and his successors in office, is appointed Liquidator of AGIC pursuant to Neb. Rev. Stat. § 44-4818.

5. The Liquidator is authorized and directed to forthwith take possession and control of the assets of AGIC and administers them under the general supervision of this Court. Pursuant to Neb. Rev. Stat. § 44-4818, the Liquidator shall be vested by operation of law with title to all of the property, contracts, and rights of action and all of the books and records of AGIC, wherever located, as of the entry of this Order of Liquidation. The Liquidator shall do all acts necessary or appropriate to accomplish the liquidation of AGIC.

6. Upon the issuance of this Order, the rights and liabilities of AGIC and its insureds, creditors, shareholders and all other persons interested in its estate shall become fixed as of the date of entry of this Order, except as provided in Neb. Rev. Stat. § 44-4818 and 48-4837.

7. The Liquidator shall have all powers and duties of a Liquidator as stated under Neb. Rev. Stat. 44-4801 et seq., including but not limited to authority to appoint a special deputy who shall have all the powers granted to the Liquidator under Neb. Rev. Stat. § 44-4821. The Liquidator may employ employees, agents, legal counsel, actuaries, accountants, appraisers, consultants and such other personnel as he may deem necessary to assist in the liquidation. Reasonable compensation of the special deputy, employees, agents, legal counsel, actuaries, accountants, appraisers, consultants and other personnel and all expenses of taking possession of AGIC and conducting the liquidation proceedings shall be fixed by the Liquidator, with the approval of the Court, and shall be paid out of the funds and assets of AGIC.

8. All officers, managers, directors, trustees, shareholders, employees, or agents of AGIC shall cooperate with the Liquidator as required by Neb. Rev. Stat. § 44-4806.

9. All persons and other legal entities shall pay all sums due AGIC in accordance with Neb. Rev. Stat. § 44-4821(l)(h) and § 44-4833, and deliver any and all property of AGIC, personal or real, of ever kind or nature to the Liquidator.

10. The Liquidator shall have all powers under Neb. Rev. Stat. § 44-4826 and 44-2827 to avoid fraudulent transfers.

11. The Liquidator shall give or cause to be given notice of this Order of Liquidation pursuant to Neb. Rev. Stat. § 44-4822 as soon as possible. Notice to potential claimants shall require them to file with the Liquidator their claims, together with proper proofs pursuant to Neb. Rev. Stat. § 44-4836 on or before six (6) months from the date this Order of Liquidation is entered (“the Bar Date”) for filing claims against AGIC.

12. The Liquidator shall file financial reports and accounting with the Court pursuant to Neb. Rev. Stat. § 44-4818 semi-annually. Such reports shall include, at a minimum, the assets and liabilities of AGIC and all funds received or disbursed by the Liquidator during the current period, and shall be submitted to this Court for approval without necessity of a hearing.

13. The Liquidator shall file, no later than 120 days after the Liquidation Order is entered, a list of AGIC assets. This list shall be amended or supplemented as necessary as required by Neb. Rev. Stat. § 44-4825.

14. Pursuant to Neb. Rev. Stat. § 44-4824, no actions at law or in equity or in arbitration, whether in this state or elsewhere, may be brought against AGIC, or its Liquidator, nor shall any existing actions be maintained or further presented after issuance of this Order of Liquidation. The Liquidator may intervene in any pending action to protect the estate of AGIC.

15. The Liquidator may institute an action or proceeding on behalf of AGIC subject to Neb. Rev. Stat. § 44-4824(2).

16. Mutual debts or credits between AGIC and another person in connection with this Liquidation shall be subject to Neb. Rev. Stat. § 44-4830.

17. Any amount recoverable by the Liquidator from reinsurers shall not be reduced as a result of this Order of Liquidation or from any provision in the reinsurance contract or other agreement pursuant to Neb. Rev. Stat. § 44-4832.

18. AGIC, its officers, managers, agents, employees, and all other persons and legal entities, except the Liquidator, are hereby enjoined from:

(a) Engaging in further transactions of AGIC business except as directed by the Liquidator;

(b) Transferring AGIC property;

(c) Interfering with the Liquidator, his employees and assistants or with proceedings involving AGIC under the Liquidation Act;

(d) Wasting AGIC’s assets;

(e) Dissipating or transferring bank accounts of AGIC;

(f) The institution of or further prosecution of any actions or proceedings;

(g) Obtaining preferences, judgments, attachments, garnishments or liens against AGIC, its assets or its policyholders;

(h) Levying execution against AGIC, its assets or policyholders;

(i) Making any sale or deed for nonpayment of taxes or assessments which would lessen the value of the assets of AGIC;

(j) Withholding from the Liquidator any books, accounts, documents or other records relating to the business of AGIC; and

(k) Any other threatened or contemplated action that might lessen the value of AGIC assets or that might prejudice the rights of policyholders, creditors, shareholders, or the administration of any proceeding involving AGIC under the Nebraska Insurers Supervision, Rehabilitation and Liquidation Act, Neb. Rev. Stat. § 44-4801, et seq.

19. This Court shall retain jurisdiction of this matter for the purpose of granting such other and further relief as shall be just and equitable and the Liquidator shall apply to the Court for further instructions as necessary.

Dated February 28, 2005.

By	/s/
District Judge

Approved as to Form and Content:

By	/s/
Lynn A. Melson, #17363
Assistant Attorney General